SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALIGN TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 19, 2004

9:30 A.M.

TO OUR STOCKHOLDERS:

The 2004 Annual Meeting of Stockholders of Align Technology, Inc. will be held on Wednesday, May 19, 2004, at 9:30 a.m. Pacific Daylight Time at Align’s executive offices at 881 Martin Avenue, Santa Clara, California 95050 for the following purposes:

1.	To elect eight (8) directors to serve until the next Annual Meeting;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004; and

3.	To consider such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our Common Stock at the close of business on March 22, 2004 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten (10) days prior to the meeting at our executive headquarters located at 881 Martin Avenue, Santa Clara, California 95050. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the 2004 Annual Meeting of Stockholders for inspection by any stockholder present at the meeting.

Whether or not you plan to attend the 2004 Annual Meeting of Stockholders, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. For specific instructions, please refer to the information provided with your proxy card.

For the Board of Directors of

ALIGN TECHNOLOGY, INC.

/s/ Roger E. George

Roger E. George

Vice President, Legal Affairs, General Counsel and

Corporate Secretary

Santa Clara, California

March 24, 2004

YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

i

ALIGN TECHNOLOGY, INC.

PROXY STATEMENT FOR THE

2004 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of Align Technology, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2004 Annual Meeting of Stockholders to be held at 9:30 a.m. Pacific Daylight Time on Wednesday, May 19, 2004, at our executive offices located at 881 Martin Avenue, Santa Clara, California 95050.

This proxy statement contains important information regarding our 2004 Annual Meeting of Stockholders. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Align.” We may also refer to our Board of Directors as the “Board.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2003.

We are sending the proxy materials on or about March 31, 2004 to all of our stockholders as of the record date, March 22, 2004. Stockholders who owned Align Common Stock at the close of business on March 22, 2004 are entitled to attend and vote at the 2004 Annual Meeting of Stockholders. On the record date, we had approximately 59,545,792 shares of our Common Stock issued and outstanding. We had 402 record stockholders as of the record date.

Voting Procedures

As a stockholder, you have the right to vote on certain business matters affecting Align. The two proposals that will be presented at the 2004 Annual Meeting of Stockholders, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One” and “Proposal Two.” Each share of Align Common Stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided or by attending the 2004 Annual Meeting of Stockholders.

Methods of Voting

Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling our President and Chief Executive Officer, and our Vice President of Finance and Chief Financial Officer, who are named on the proxy card as “proxies or attorneys-in-fact”, to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominees for director identified in Proposal One

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004

You may receive an additional copy of Align’s Annual Report on Form 10-K for fiscal 2003 without charge or a copy of the exhibits to Align’s Annual Report on Form 10-K for fiscal 2003 for a reasonable fee by sending a written request to Align Technology, Inc., 881 Martin Avenue, Santa Clara, California 95050, Attn: Investor Relations or by sending an email to investorinfo@aligntech.com.

Voting in Person at the Meeting.    If you plan to attend the 2004 Annual Meeting of Stockholders and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting you will need to bring a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the 2004 Annual Meeting of Stockholders. In order to do this, you may do any of the following:

•	sign and return another proxy bearing a later date before the beginning of the 2004 Annual Meeting of Stockholders

•	provide written notice of the revocation to:

Corporate Secretary

Align Technology, Inc.

881 Martin Avenue,

Santa Clara, California

95050-2903

prior to the time we take the vote at the 2004 Annual Meeting of Stockholders

•	attend the 2004 Annual Meeting of Stockholders and vote in person

Quorum Requirement

A quorum, which is a majority of our outstanding shares of Common Stock as of the record date, must be present or represented in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting and will be considered as being represented if you submit a properly executed proxy card.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the 2004 Annual Meeting of Stockholders are as follows:

Proposal One—Election of Directors.    The eight (8) director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Proposal Two—Ratification of PricewaterhouseCoopers LLP as Independent Auditors.    Ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004 will require the affirmative vote of a majority of the shares present, represented and voting at the 2004 Annual Meeting of Stockholders.

You may vote either “for” or “withhold” your vote for the director nominees. You may vote “for,” “against,” or “abstain” from voting on the proposal to ratify PricewaterhouseCoopers LLP as our independent auditors.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining the presence or absence of a quorum. Abstentions are not counted in the tabulation of the voting results with respect to the election of directors. Abstentions will, however, have the same effect as a vote against the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold your Align Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a broker non-vote. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted in the tabulation of the voting results with respect to a particular proposal. See “Vote Required” following each proposal for further information.

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors, officers and/or employees of Align. We expect EquiServe to tabulate the proxies and act as inspector of the election.

Stockholder Proposals for 2005 Annual Meeting

As a stockholder you may be entitled to present proposals for action at a forthcoming stockholder meeting.

Stockholder Proposals.    Stockholder proposals that stockholders intend to present at Align’s 2005 Annual Meeting of Stockholders and desire to have included in Align’s proxy materials relating to such meeting must be received by Align no later than November 24, 2004, which is 120 calendar days prior to the anniversary of this year’s Proxy Statement mailing date, and must be in compliance with applicable laws and regulations (including the regulations of the Securities and Exchange Commission under Rule 14a-8). If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of a proposal in Align’s proxy statement is instead a reasonable time before Align begins to print and mail its proxy materials. Proposals should be addressed to:

Corporate Secretary

Align Technology, Inc

881 Martin Avenue

Santa Clara, California

95050-2903

If you wish to present a proposal at Align’s 2005 Annual Meeting of Stockholders and the proposal is not intended to be included in Align’s proxy statement, you must give Align advance notice of such proposal in accordance with Align’s Bylaws. Pursuant to Align’s Bylaws, in order for a stockholder proposal to be deemed properly presented a stockholder must deliver notice of such proposal to Align’s Corporate Secretary, at the address provided above, no earlier than the close of business January 19, 2005 and no later than the close of business on February 18, 2005. However, if the date of the 2004 Annual Meeting of Stockholders is either more than thirty (30) days before or more than seventy (70) days after the first anniversary of this year’s annual meeting, stockholders must give Align notice of any stockholder proposals no earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of: (i) the ninetieth (90th) day prior to the annual meeting or (ii) the close of business on the tenth (10th) day following the day on which Align first publicly announces the date of the meeting.

Nomination of Director Candidates.    You may also propose director candidates for consideration by the Board’s Nominating and Governance Committee. It is Align’s policy that our Nominating and Governance Committee will consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1% of the total outstanding shares of Align (stockholders must have held such common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation). The Nominating and Governance Committee will consider persons recommended by Align’s stockholders in the same manner as a nominee recommended by other Board members or management.

Stockholder Communications to Directors

Stockholders may communicate directly with the directors of Align by sending an email to board@aligntech.com. Our General Counsel will monitor these communications and will ensure that appropriate summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings. In addition, all of our directors will have access to this email address. Where the nature of a communication warrants, our General Counsel may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or Align’s management or independent advisors, as our General Counsel considers appropriate. After reviewing stockholder messages, our Board of Directors will determine whether any response is necessary or warranted.

Other Matters

Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the 2004 Annual Meeting of Stockholders. Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the 2004 Annual Meeting of Stockholders and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of eight (8) directors is to be elected at the 2004 Annual Meeting of Stockholders. The nominees for election at the 2004 Annual Meeting of Stockholders are: H. Kent Bowen, David E. Collins, Brian Dovey, Joseph Lacob, Thomas M. Prescott, Greg J. Santora, Kelsey Wirth and C. Raymond Larkin, Jr. The Nominating and Governance Committee of our Board of Directors has reviewed and evaluated each of these nominees to the Board and has recommended, and our Board of Directors has approved, these nominees for election to the Board of Directors. Each director is elected annually to serve until the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of these nominees. In the event any of the nominees is unable or declines to serve as a director at the time of the 2004 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Board expects that all of the nominees will be available to serve as directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees described in Proposal One.

New Nominees to the Board

All of the nominees except Greg J. Santora and C. Raymond Larkin, Jr. have served as directors since the last annual meeting of stockholders. Mr. Santora has served as a member of our Board of Directors since July 2003 and Mr. Larkin began service as a member of our Board of Directors in March 2004. Additional information regarding Mr. Santora and Mr. Larkin is provided below. We paid a fee to a professional search firm to assist the Nominating and Governance Committee in identifying, evaluating and conducting due diligence on potential nominees and such firm identified and recommended Greg J. Santora and C. Raymond Larkin, Jr. as potential candidates to our Board of Directors.

Vote Required

If a quorum is present and voting, the eight (8) nominees receiving the highest number of votes will be elected as a director. Abstentions will be counted as present for the purpose of determining a quorum. Abstentions and broker non-votes will not be counted in the election of directors. If you hold your Align shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have the authority to vote your shares.

Information Concerning the Nominees

The following table sets forth the name and age of the nominees, the positions of each with Align and the period during which each has served as our director. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under “Principal Stockholders.” Additional information regarding each nominee appears after the table.

Name	Age	Position(s) with Align	Director Since
H. Kent Bowen (1)(2)(3)	62	Director	2000
David E. Collins (1)(2)	69	Director	2003
Brian Dovey (1)(2)(3)	62	Director	1998
Joseph Lacob (3)	48	Director	1997
Thomas M. Prescott	48	President, Chief Executive Officer and Director	2002
Greg J. Santora (2)	52	Director	2003
Kelsey Wirth	34	Director	1997
C. Raymond Larkin, Jr.	55	Director	2004

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Governance Committee

H. Kent Bowen has served as a director of Align since May 2000. Dr. Bowen is the Bruce Rauner Professor of Business Administration at Harvard University’s Graduate School of Business, where his research and teaching is in the field of operations and technology management. Prior to joining Harvard in 1992, he was an engineering professor at the Massachusetts Institute of Technology (M.I.T.) from 1970 to 1992 where he was Ford Professor of Engineering and co-founder of the Leaders for Manufacturing Program. He currently serves as a director of Ceramics Process Systems, a developer of thermal solution products, Allegheny Technologies, a specialty materials producer, and several private companies. He received his B.S. in Engineering from the University of Utah and Ph.D. from M.I.T. Committees: Audit, Compensation and Nominating and Governance.

David E. Collins was appointed to the Board of Directors of Align in April 2003. From 1994 to April 2003, Mr. Collins served as an independent consultant. His most recent operational role was with Schering-Plough Corporation from 1989 to 1994. At Schering-Plough, he created and served as President of a new consumer products division known as HealthCare Products, as well as serving as a member of the Schering-Plough Operations Committee, that company’s senior executive management group. Prior to Schering-Plough, Mr. Collins helped found New York-based venture capital firm Galen Partners. Mr. Collins also spent 26 years with Johnson & Johnson and from 1962 to 1978 he served in a number of roles in the law department at Johnson & Johnson, including Corporate Secretary and General Counsel. In 1978, Mr. Collins transitioned into a series of executive management roles, including President of McNeil Laboratories, responsibility for several Latin American subsidiaries, leadership of the worldwide consumer products business and oversight of corporate public relations, investor relations, strategic planning and the government legislative liaison office. In 1982, Mr. Collins became a member of the Johnson & Johnson Executive Management Committee. Mr. Collins also served on the Board of Directors of Johnson & Johnson and left in 1988 as Vice Chairman of the Board of Directors. Committees: Audit and Compensation.

Brian Dovey has served as a director of Align since July 1998. Mr. Dovey has been a partner of Domain Associates, L.L.C., a venture capital firm, since 1988. Prior to Domain, Mr. Dovey spent six years at Rorer Group, Inc. (now Aventis) and as President from 1986 to 1988. Previously, he was President of Survival Technology, Inc., a start-up medical products company. Mr. Dovey also held management positions with Howmedica, Inc., Howmet Corporation and New York Telephone. Mr. Dovey currently serves on the Board of Directors of Cardiac Science, Inc. and several private companies. Mr. Dovey received his B.A. in Mathematics from Colgate University and an M.B.A. from Harvard University. Committees: Audit, Compensation and Nominating and Governance.

Joseph Lacob has served as a director of Align since August 1997 and has been a Partner of Kleiner Perkins Caufield & Byers (KPCB), a venture capital firm, since May 1987. Prior to that, Mr. Lacob was an executive with Cetus Corporation (now Chiron), FHP International, a health maintenance organization, and the management consulting firm of Booz, Allen & Hamilton. He currently serves on the Board of Directors of Sportsline.com and Corixa, as well as several privately held companies. Mr. Lacob received his B.S. in Biochemistry from the University of California at Irvine, his Master’s in Public Health from the University of California at Los Angeles and his M.B.A. from Stanford University. Committees: Nominating and Governance.

Thomas M. Prescott has served as our President and Chief Executive Officer and a member of the Board of Directors since March 2002. Prior to joining Align, Mr. Prescott was President and Chief Executive Officer of Cardiac Pathways, Inc. from May 1999 to August 2001 and a consultant for Boston Scientific Corporation from August 2001 to January 2002 after its acquisition of Cardiac Pathways in August 2001. Prior to Cardiac Pathways, Mr. Prescott held various sales, general management and executive roles at Nellcor Puritan Bennett, Inc. from April 1994 to May 1999, and various management positions at GE Medical Systems from October 1987 to April 1994. In addition, Mr. Prescott served in sales, marketing and management roles at Siemens from December 1980 to July 1986. He received his B.S. in Civil Engineering from Arizona State University and Masters in Management from Northwestern University.

Greg J. Santora has served as a director of Align since July 2003. Mr. Santora has served as the Chief Financial Officer at Shopping.com, a provider of internet-based comparison shopping resources, since December 2003. From 1997 through 2002, he served as Senior Vice President and Chief Financial Officer for Intuit, Inc., a provider of small business and personal finance software. Prior to Intuit, Mr. Santora spent nearly 13 years at Apple Computer in various senior financial positions including Senior Finance Director of Apple Americas and Senior Director of Internal Consulting and Audit. Mr. Santora, who began his accounting career with Arthur Andersen LLP, has been a CPA since 1974. He serves on the boards of Digital Insight Corporation, LookSmart Ltd and a private company. Mr. Santora holds a BS in accounting from the University of Illinois and an MBA from San Jose State University. Committees: Audit (Chair).

Kelsey Wirth has served as a director of Align since our inception in April 1997. Ms. Wirth is one of our founders and served as President and Secretary from inception to November 2001. From 1993 to 1995, Ms. Wirth worked for the Environmental Working Group and World Resources Institute as an environmental consultant, and in 1992 she worked for the Lamm Senate campaign as director of constituency outreach. Ms. Wirth currently serves on the Board of Directors of the Center for Environmental Citizenship and the Environmental Working Group. Ms. Wirth received her B.A. in American History and Literature from Harvard College and her M.B.A. from Stanford University.

C. Raymond Larkin, Jr. has served as a director of Align since March 2004. He has most recently served as Chairman and Chief Executive Officer of Eunoe, Inc., a medical device company, and a Principal of Group Outcome L.L.C., a merchant banking firm concentrating on medical technologies. Prior to that, he was Chairman and CEO of Nellcor Puritan Bennett, Inc., a medical instrumentation company. Mr. Larkin also held various positions of increasing responsibility at Bentley Laboratories/American Hospital Supply from 1976 to 1983. He serves on the boards of DaVita Inc., Hanger Orthopedic Group, Inc. and Cerus Corporation. Mr. Larkin received his Bachelor of Sciences degree in industrial management from LaSalle University.

There are no family relationships between any director or executive officer.

Vote Required and Board of Directors’ Recommendation

The Nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the 2004 Annual Meeting of Stockholders will be elected as directors.

The Board of Directors has unanimously approved H. Kent Bowen, David E. Collins, Brian Dovey, Joseph Lacob, Thomas M. Prescott, Greg J. Santora, Kelsey Wirth and C. Raymond Larkin, Jr. as its nominees and recommends that stockholders vote “FOR” the election of these Nominees.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors (“PwC”), to audit the financial statements of Align for the fiscal year ending December 31, 2004, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PwC are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2003 and 2002

The following table presents fees for professional services rendered by PwC for the audit of Align’s annual financial statements for fiscal 2003 and 2002 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2003 and 2002:

	2003	2002
Audit Fees (1)	$487,300	$242,761
Audit-Related Fees (2)	31,481	13,540
Tax Fees (3)	68,842	364,982

Total Fees	$587,623	$621,283

(1)	Audit Fees—These are fees for professional services performed by PwC for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees—These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2002 and 2003, this consists primarily of services related to internal controls.

(3)	Tax Fees—These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

In making its recommendation to appoint PwC as Align’s independent auditor, the Audit Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence.

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the selection of PwC as our independent auditors is not required by our bylaws or any other applicable legal requirement. However, the Audit Committee is submitting the selection of

PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented and voting at the 2004 Annual Meeting of Stockholders will be required to approve this proposal.

The Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as Align’s independent auditors for the fiscal year ending December 31, 2004.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our Board of Directors held 10 meetings during fiscal 2003. All of our directors attended at least 75% of the meetings of the Board and the committees on which he or she serves. Align encourages that all Board members attend Align’s Annual Stockholder Meeting. Last year, one director attended the Annual Meeting of Stockholders.

Our Board of Directors has set forth its corporate governance practices in the Corporate Governance Guidelines of Align Technology, Inc., a copy of which is available at the Investor Relations section of our website at http://www.aligntech.com. The Board currently has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee has adopted a written charter, all of which are also available on Align’s Investor Relations website.

Audit Committee

The purpose of the Audit Committee is to oversee and monitor our accounting and financial reporting processes, our financial statement audits, the qualifications, independence and performance of our independent auditors and our internal accounting and financial controls; to pre-approve audit and non-audit services; to review, approve and monitor our Code of Business Conduct and Ethics; and to establish procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. A copy of the Audit Committee Charter is available on our corporate website.

The Audit Committee currently consists of David E. Collins, H. Kent Bowen, Brian Dovey and Greg J. Santora and held 14 meetings during 2003. None of the Audit Committee members is an employee of Align and all of them are independent within the meaning of the rules of the SEC and the corporate governance standards of The NASDAQ Stock Market. Greg J. Santora joined the Audit Committee in July 2003 when he joined our Board and was appointed Chair of the Audit Committee by our Board of Directors at that time. Joseph Lacob resigned as a member of our Audit Committee contemporaneous with Greg J. Santora’s appointment to this committee. David E. Collins also joined the Audit Committee in May 2003. Our Board of Directors has determined that Mr. Santora is qualified as an audit committee financial expert within the meaning of the rules of the SEC and has confirmed that the other members of the Audit Committee are able to read and understand financial statements. The report of the Audit Committee for fiscal 2003 is included in this proxy statement.

Compensation Committee

The Compensation Committee is responsible for determining or recommending to the Board salaries, incentives and other forms of compensation for executive officers and other employees and administers various incentive compensation and benefit plans. A copy of the Compensation Committee Charter is available on our corporate website.

The Compensation Committee currently consists of David E. Collins, H. Kent Bowen and Brian Dovey and held five meetings during fiscal 2003. David E. Collins joined the Compensation Committee in December 2003. None of the Compensation Committee members is an employee of Align and all of them are independent within the meaning of the corporate governance standards of The NASDAQ Stock Market. The report of the Compensation Committee for fiscal 2003 is included in this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee of Align is expected to identify, evaluate and recommend nominees to the Board of Directors as well as evaluate the composition, organization and governance of the Board of Directors and its committees and develop and recommend corporate governance principles and policies applicable to Align. The Nominating and Governance Committee also supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. A copy of the Nominating and Governance Committee Charter is available on our corporate website.

The Nominating and Governance Committee currently consists of Joseph Lacob, H. Kent Bowen and Brian Dovey and held two meetings during fiscal 2003. None of the Nominating and Governance Committee members are employees of Align and all of them are independent within the meaning of the corporate governance standards of The NASDAQ Stock Market.

Policy for Director Recommendations and Nominations

The Nominating and Governance Committee considers candidates for Board membership suggested by Board members, management and stockholders of Align. The Nominating and Governance Committee has also retained a third-party executive search firm to identify independent director candidates upon the request of the Nominating and Governance Committee from time to time. It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1% of the total outstanding shares of Align (stockholders must have held such common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation). The Nominating and Governance Committee will consider persons recommended by Align’s stockholders in the same manner as a nominee recommended by the Board of Directors, individual Board members or management.

In addition, a stockholder may nominate a person directly for election to the Board of Directors at an Annual Meeting of our Stockholders provided they meet the requirements set forth in our Bylaws.

Where the Nominating and Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating and Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Committee, the Board or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Governance Committee considers a number of factors, including the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board

•	Such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest

The Nominating and Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	The highest personal and professional ethics and integrity

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment

•	Skills that are complementary to those of the existing Board

•	The ability to assist and support management and make significant contributions to Align’s success

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities

In connection with its evaluation, the Nominating and Governance Committee determines whether it will interview potential nominees. After completing the evaluation and review, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines and approves the nominees after considering the recommendation and report of the Nominating and Governance Committee.

Director Independence

In March 2004, the Board undertook a review of the independence of its directors and considered whether any director had a material relationship with Align or its management that could compromise their ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, the Board affirmatively determined that H. Kent Bowen, David E. Collins, Brian Dovey, Joseph Lacob, Greg J. Santora, and C. Raymond Larkin, Jr. are independent of Align and its management under the corporate governance standards of The NASDAQ Stock Market.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of Align, including Align’s senior executive and financial officers. This Code is intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics is available on Align’s corporate website. Align intends to post amendments to or waivers from the Code of Business Conduct and Ethics on its website.

Director Compensation

Our compensation plan for non-employee directors provides for a monthly board retainer of $2,000 per month, compensation of $1,500 for each board meeting attended in person and $750 for each telephonic board meeting, compensation of $1,000 for each audit committee meeting attended in person and $500 for each telephonic audit committee meeting and $750 for each other committee meeting attended by a committee member, and includes reimbursement of travel expenses.

In fiscal 2003, under this director compensation plan Messrs. H. Kent Bowen received total compensation of $36,750, David E. Collins received total compensation of $33,000 and Greg J. Santora received total compensation of $19,250. No other directors received any compensation for their services to the Board.

Under the Automatic Option Grant Program of our 2001 Stock Incentive Plan, which was approved by our Board of Directors and stockholders in January 2001, each non-employee director receives an automatic option grant for 8,000 shares of Common Stock on the date of each annual meeting of stockholders during his or her period of continued service on the Board, provided that the individual has served as a non-employee member of the Board of Directors for at least six months. The shares generally vest upon completion of one year of service on the Board of Directors, measured from the grant date. In addition, each new non-employee member of the Board of Directors will receive, at the time of his or her initial election or appointment to the Board, an automatic option grant for 32,000 shares that will generally vest in four successive equal annual installments over his or her first four years of Board of Directors service. The 2001 Stock Incentive Plan also enables the Board of Directors to make discretionary option grants to non-employee members of the Board of Directors. During fiscal 2003, the Board of Directors evaluated the size of the option grants to be made to non-employee directors under the Automatic Option Grant Program in light of the goals of the program that are designed to provide a meaningful opportunity for stock ownership in Align. After reviewing the size of the grants provided under the Automatic Option Grant Program, the Board decided to make additional discretionary option grants to David E. Collins, Greg J. Santora, Brian Dovey, H. Kent Bowen, Kelsey Wirth and Joseph Lacob.

During 2003, David E. Collins and Greg J. Santora each received an initial grant of 32,000 shares and an additional discretionary grant of 43,000 shares for an aggregate total of 75,000 shares and Brian Dovey, H. Kent Bowen, Kelsey Wirth and Joseph Lacob each received an additional discretionary grant of 43,000 shares. In addition, in March 2004 upon his appointment to the Board, C. Raymond Larkin, Jr. received an initial grant of 32,000 shares and an additional discretionary grant of 43,000 shares for an aggregate total of 75,000 shares. Pursuant to our automatic grant program under the 2001 Stock Incentive Plan, each of Brian Dovey, H. Kent Bowen, Kelsey Wirth, and Joseph Lacob received a grant of 8,000 shares.

Each outstanding option under the Automatic Option Grant Program will become fully vested and immediately exercisable upon (i) certain changes in ownership or control of Align or (ii) the death or permanent disability of the Optionee while serving as a member of Align’s Board of Directors. Upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock, each such option may be surrendered to Align for a cash distribution per surrendered option share in an amount equal to the excess of (a) the tender offer price paid per share of Common Stock over (b) the exercise price payable for such option share.

The 2001 Stock Incentive Plan also contains a director fee option grant program. If we activate this program in the future, each non-employee member of the Board of Directors will have the opportunity to apply all or a portion of any retainer fee otherwise payable in cash to the acquisition of an option with an exercise price below the then fair market value of our shares.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of the Board of Directors was at any time, since the formation of Align, an officer or employee of Align. No executive officer of Align serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Align’s Board of Directors or Compensation Committee.

PRINCIPAL STOCKHOLDERS

The following table provides information relating to the beneficial ownership of our Common Stock as of March 22, 2004 by:

•	each stockholder known by us to own beneficially more than 5% of our Common Stock;

•	each of our executive officers named in the summary compensation table on page 17 of this Proxy Statement;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options Beneficially Owned” includes the number of shares of our Common Stock subject to options that are currently exercisable or will become exercisable on or before May 21, 2004, sixty (60) days from March 22, 2004. The number of shares subject to options that each beneficial owner has the right to acquire on or before May 21, 2004 is listed separately under the column “Number of Shares Underlying Options Exercisable on or before May 21, 2004.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 59,545,792 shares of our Common Stock outstanding as of March 22, 2004. The address for those individuals for which an address is not otherwise provided is c/o Align Technology, Inc., 881 Martin Avenue, Santa Clara, California 95050. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before May 21, 2004	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Gordon Gund and affiliated entities (1)	5,928,450	—	5,928,450	9.96%
Joseph Lacob (2)	5,026,947	94,750	5,121,697	8.59
Entities affiliated with Kleiner Perkins Caufield & Byers, L.P. (3)	4,190,713	—	4,190,713	7.04
Entities affiliated with The Carlyle Group (4)	3,601,290	—	3,601,290	6.05
Entities affiliated with Oak Hill Capital Partners, L.P (5)	3,193,045	—	3,193,045	5.36
Kelsey Wirth	1,896,422	526,750	2,423,172	4.03
Thomas M. Prescott	127,585	422,095	549,680	*
Len M. Hedge (6)	215,110	110,667	325,777	*
Jon Fjeld (7)	107,704	138,328	246,032	*
H. Kent Bowen (8)	66,000	34,750	100,750	*
David S. Thrower	9,500	83,549	93,049	*
Eldon M. Bullington	—	61,145	61,145	*
David Collins	5,000	43,645	48,645	*
Brian Dovey	—	34,750	34,750	*
Greg J. Santora	—	32,000	32,000	*
C. Raymond Larkin, Jr.	—	32,000	32,000	*
All current executive officers and directors as a group (15 persons)	7,567,102	1,751,611	9,318,713	15.20%

*	Less than 1%

(1)	Includes 5,928,450 shares held in trust for immediate family members and shares held by immediate family members.

(2)	Includes 4,190,713 shares held by entities affiliated with Kleiner Perkins Caufield & Byers, L.P. and 308,206 shares held by the Lacob Trust. Mr. Lacob disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

(3)	Principal address is 2750 Sand Hill Road, Menlo Park, CA 94025. Consists of 3,846,076 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 224,739 shares held by KPCB VIII Founders Fund, L.P. and 119,898 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. Joseph Lacob, one of our directors, is a general partner of one or more of the Kleiner Entities and shares voting and dispositive power with respect to the shares held by one or more of such entities. Mr. Lacob disclaims beneficial ownership of such shares in which he has no pecuniary interest.

(4)	Principal address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004. Consists of 3,510,804 shares held of record by Carlyle Partners III, L.P. and 90,486 shares held of record by CP III Coinvestment, L.P. Voting and dispositive power with respect to such shares may be deemed to be shared by (i) TC Group III, L.P., as the sole general partner of Carlyle Partners III, L.P. and CP III Coinvestment, L.P. (ii) TC Group III, L.L.C., as the sole general partner of TC Group III, L.P., (iii) TC Group, L.L.C., as the managing member of TC Group III, L.L.C., (iv) TCG Holdings, L.L.C., as the managing member of TC Group, L.L.C. and (v) William E. Conway, Jr., David M. Rubenstein and Daniel A. D’Aniello, as managing member of TCG Holding, L.L.C. Messrs. Conway, Rubenstein and D’Aniello disclaim such beneficial ownership.

(5)	Principal address is 201 Main Street, Suite 2415, Fort Worth, TX 76102. Consists of 3,113,239 shares held by Oak Hill Capital Partners, L.P. and 79,806 shares held by Oak Hill Capital Management Partners, L.P.

(6)	Includes 25,133 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Hedge’s employment with us, which right lapses over time.

(7)	Includes 19,562 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Fjeld’s employment with us, which right lapses over time.

(8)	Includes 4,001 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. H. Kent Bowen’s service with us as a director, which repurchase right lapses over time.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of each individual that served as Chief Executive Officer during fiscal 2003 and our four next most highly compensated executive officers whose compensation exceeded $100,000 in fiscal 2003 for services rendered in all capacities for the years indicated (the “Named Executive Officers”).

Annual compensation listed in the following table excludes other compensation in the form of perquisites and other personal benefits that constitutes the lesser of $50,000 or 10% of the total annual salary and bonus of each of the Named Executive Officers in fiscal 2003.

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation
		Salary($)		Bonus/ Commission($)	Securities Underlying Options(#)
Thomas M. Prescott President, Chief Executive Officer and Director	2003 2002 2001	$361,685 266,539 —	(1)	$271,688 150,000 —	150,000 1,200,000 —		— — —

Eldon M. Bullington Vice President, Finance and Chief Financial Officer	2003 2002 2001	201,551 41,538 —	(4)	102,250 15,000 —	67,500 175,000 —		— — —

David S. Thrower Vice President, Global Marketing	2003 2002 2001	212,503 86,157 —	(2)	83,921 352,000 —	45,000 200,000 —	$	— 37,483 —	(3)

Len M. Hedge Vice President, Manufacturing	2003 2002 2001	207,632 200,000 150,000		84,240 60,000 30,000	81,000 75,000 —		— — —

Jon Fjeld Vice President, Engineering	2003 2002 2001	204,771 200,000 194,069		74,800 30,000 20,000	40,500 50,000 —		— — —

(1)	Thomas M. Prescott joined Align as the President, Chief Executive Officer and a director in March 2002.

(2)	David S. Thrower joined Align as the Vice President, Global Marketing in August 2002.

(3)	Includes $37,483 in relocation expenses paid by Align.

(4)	Eldon M. Bullington joined Align as Vice President, Finance and Chief Financial Officer in October 2002.

Option Grants in Fiscal 2003

The following table sets forth information regarding option grants to each of the Named Executive Officers during the fiscal year ended December 31, 2003. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal 2003.

Name	Number or Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2003	Exercise or Base ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Thomas M Prescott	150,000	5.51%	$6.15	4/23/2013	$580,155	$1,470,228
Eldon M. Bullington	67,500	2.48	$6.15	4/23/2013	261,070	661,602
David S. Thrower	45,000	1.65	$6.15	4/23/2013	174,047	441,068
Len M. Hedge	81,000	2.98	$6.15	4/23/2013	313,284	793,923
Jon Fjeld	40,500	1.49	$6.15	4/23/2013	156,642	396,961

The actual stock price appreciation over the 10-year option term may not be at the above 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of Common Stock appreciates over the option term, no value will be realized from the option grant made to the named executive officer.

In fiscal 2003, we granted options to purchase up to a total of 2,720,480 shares to employees, directors and consultants under our 2001 Stock Incentive Plan at exercise prices equal to the fair market value of our Common Stock on the date of grant, as reported by NASDAQ.

Options granted under the 1997 Stock Incentive Plan are immediately exercisable in full, but any shares purchased under these options that are not vested are subject to our right to repurchase the shares at the original option exercise price paid per share. In general, this repurchase right lapses as to 25% of the shares after one year of service, and as to the remaining shares, in equal monthly installments over the subsequent, additional three-year period. Options granted become fully vested and exercisable in the event of a merger, consolidation, reorganization or asset sale, unless a successor corporation assumes the options.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to the number and value of shares of Common Stock underlying the unexercised options held by each of the Named Executive Officers as of December 31, 2003. In addition, it indicates the number and value of vested and unvested options held by these Named Executive Officers as of December 31, 2003.

The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of our Common Stock as of December 31, 2003, which was $16.51 per share, multiplied by the number of shares subject to the option.

Name	Shares Acquired on Exercise	Realized Value	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
			Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable
Thomas M. Prescott	—	—	524,999	825,001	$6,068,988	$9,357,012
Eldon M. Bullington	—	—	51,041	191,459	718,657	2,444,643
David S. Thrower	15,200	$185,073	51,466	178,334	728,759	2,354,209
Len M. Hedge	—	—	82,604	120,064	1,206,579	1,320,819
Jon Fjeld	108,896	1,311,198	154,039	67,565	2,307,690	753,291

The number of shares exercisable by each of the Named Executive Officers as of December 31, 2003 is equal to the number of vested option shares exercisable as of that date. In the case of certain of the outstanding options held by the Named Executive Officers, the options may be exercised for all of the underlying option shares but any unvested shares purchased under those options are subject to our right to repurchase the shares at the shares’ option exercise price. The unvested option shares subject to those options are included in the above table in the number of option shares that are unexercisable as of December 31, 2003.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Employment Contracts

(i) Employment Agreement with Thomas M. Prescott

On March 27, 2002, we hired Thomas M. Prescott as our President and Chief Executive Officer and entered into an Employment Agreement with Mr. Prescott in connection with his new position. Under the terms of the Employment Agreement and as consideration for his duties as President and Chief Executive Officer, we agreed to pay Mr. Prescott a base salary of $350,000 per year, plus an annual bonus of up to 50% of his base salary based on the attainment of performance objectives subsequently agreed upon and established by our Board of Directors and Mr. Prescott. In addition, we granted Mr. Prescott an option to purchase 1,200,000 shares of our Common Stock that will vest during his employment over a four-year period, with 25% of the underlying shares vesting upon the first anniversary of his start date and the remainder vesting in equal monthly installments over the remaining three-year period. In the event of a Change of Control (as defined in the agreement), Mr. Prescott shall immediately vest in 50% of the then unvested portion of the option. We also agreed that upon a termination of Mr. Prescott’s employment by us or him as a result of his incapacity, by us for reasons other than for Cause (as defined in the agreement), or by him for Good Reason (as defined in the agreement), we would pay Mr. Prescott severance benefits including 12 monthly payments equal in the aggregate to one year of his base salary, 12 months of additional vesting of the shares underlying his option as of the date of his termination, plus pay for his health insurance coverage at the same level he received while an officer of Align during the 12 months following his termination for as long as he remains eligible for such coverage.

(ii) Employment Agreements with Executive Officers

In fiscal 2002, we entered into Employment Agreements with each of Eldon M. Bullington, our Vice President of Finance and Chief Financial Officer, Roger E. George, our Vice President of Legal Affairs, General Counsel and Corporate Secretary, David S. Thrower, our Vice President of Marketing, Jon Fjeld, our Vice President of Engineering, Len M. Hedge, our Vice President of Manufacturing, and Amir Abolfathi, our Vice President of Research and Development. In December 2003, we entered into an Employment Agreement with Patricia L. Wadors, our Vice President of Human Resources. Each Employment Agreement provides that each executive is entitled to receive a specified salary and a target bonus of 30% of the applicable salary. The target bonus is contingent upon the attainment by the executive of specified performance objectives and his or her being employed by Align at the time the bonus is to be paid. These executives are also eligible for an annual incentive stock option grant, with 25% of the stock underlying the options to vest after 12 months of continuous service and the remainder to vest in equal installments over the next three years of continuous service. In the event of a termination of an executive’s employment without Cause (as defined in the Employment Agreement), such executive will be entitled to (i) the then current year’s target bonus, prorated for the number of days the executive has been employed during the year, (ii) one year’s base salary and (iii) the greater of the then current year’s target bonus or the actual prior year’s bonus. In the event of a Change of Control (as defined in the Employment Agreement), (i) the executive will immediately vest in options representing an additional 12 months of service and (ii) if within 12 months of a Change of Control either (a) the executive’s employment is terminated without Cause or (b) the executive resigns for Good Reason (as defined in the Employment Agreement), the executive will immediately vest in all outstanding options and be entitled to (x) the then current year’s target bonus prorated for the number of days the executive has been employed during the year, (y) one year’s base salary and (z) the greater of the then current year’s target bonus or the actual prior year’s bonus.

Termination of Employment and Change in Control Arrangements

(i) Option Agreement with Thomas M. Prescott

Pursuant to the option agreement above, in the event of a Change of Control (as defined in the option agreement), Mr. Prescott will immediately vest in 50% of the previously unvested portion of the option. We also agreed that upon a termination of Mr. Prescott’s employment by us or him as a result of his incapacity, by us for reasons other than for Cause (as defined in the option agreement), or by him for Good Reason (as defined in the agreement), we would pay Mr. Prescott severance benefits including 12 equal monthly payments equal in the aggregate to one year of his base salary, 12 months of additional vesting of his option as of the date of his termination, plus pay for his health insurance coverage at the same level he received while an officer of Align during the 12 months following his termination for as long as he remains eligible for such coverage.

(ii) Option Agreements with Executives

Pursuant to the employment arrangements described above, in the event of a Change of Control, Eldon M. Bullington, Roger E. George, David S. Thrower, Jon Fjeld and Patricia L. Wadors each will immediately vest in options representing an additional 12 months of services. If within 12 months of a Change of Control either (a) an executive’s employment is terminated without Cause or (b) an executive resigns for Good Reason (as defined in the Employment Agreement), such executive will immediately vest in all outstanding options.

(iii) Options Under the 1997 Stock Incentive Plan

Options granted to our executive officers under Align’s 1997 Stock Incentive Plan become fully vested and exercisable in the event of an involuntary termination of the executive’s employment within 12 months of a Change of Control. In addition, the Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 2001 Stock Incentive Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and Align’s other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of Align, (ii) a change in ownership of more than 50% of our outstanding Common Stock or (iii) a change in the majority of the Board of Directors as a result of one or more contested elections for Board of Directors membership. The Compensation Committee also has the authority under the 2001 Stock Incentive Plan to accelerate the vesting of outstanding options immediately upon an acquisition or change in ownership or majority of the Board.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of our compensation programs for other key executives and approves stock option grants for all executive officers. The Compensation Committee is composed entirely of non-employee directors.

General Compensation Policies

We compete in an aggressive and dynamic industry and, as a result, hiring and retaining quality employees, particularly senior managers, are key factors to our success. We believe that the compensation programs should be designed to attract, motivate, and retain a highly qualified executive management team and should be determined within a competitive framework based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance.

Within this overall philosophy, our objectives are:

•	To link executive compensation to Align’s financial performance and to a lesser extent to individual management objectives established by the Compensation Committee

•	To compensate executive management competitively with similarly situated companies; and

•	To create incentives that strengthen the mutuality of interests between the executive officers and stockholders by providing significant equity-based, long-term incentives

Compensation Components

Cash Compensation

We seek to provide cash compensation to our executive officers, including base salary and cash bonuses, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated companies. Annual increases in base salary are determined on an individual basis through an assessment of market data and a review of the executive officer’s performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

Long-Term, Equity-Based Incentive Awards

The goal of Align’s long-term, equity-based incentive awards is to align the interests of each executive officer with those of the stockholders and provide each executive officer with a significant incentive to manage Align from the perspective of an owner with an equity stake in the business. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our Common Stock increases above the exercise price. In addition, employees must remain employed by us for a fixed period of time in order for the options to vest fully. Options generally vest over a 48-month period to encourage option holders to continue in our employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer’s current position with Align, internal comparability with option grants made to other Align executives, the executive officer’s current level of performance and the executive officer’s potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual.

All of the options granted in the year ended December 31, 2003 were approved by the full Board of Directors based on recommendations of the Compensation Committee.

Chief Executive Officer Compensation

Upon the recommendation of the Compensation Committee, the Board of Directors determined the compensation paid to Mr. Prescott, Align’s President and Chief Executive Officer, during the fiscal year ended December 31, 2003. Mr. Prescott’s base salary was set at a level negotiated with Mr. Prescott in connection with his joining Align and one that the Compensation Committee concluded would be competitive with the base salary levels in effect for chief executive officers at similarly situated companies within the industry. During fiscal 2003, Mr. Prescott’s base annual salary was $362,250.

The Compensation Committee also reviewed Mr. Prescott’s performance, including his ability to provide leadership in ensuring Align executes on its business plan, to focus Align on becoming cash flow positive and to upgrade the talent level and depth in critical areas throughout Align’s organization. The Compensation Committee also reviewed total compensation and stock ownership of chief executive officers of similarly situated companies. Based on this review and the Compensation Committee’s determination that Mr. Prescott met or exceeded the Compensation Committee’s expectations in each of these areas, the Compensation Committee determined that Mr. Prescott should receive a bonus of $271,688 and granted Mr. Prescott an option to purchase 150,000 shares of Common Stock at fair market value.

Based on an understanding of relevant compensation information, the Compensation Committee determined that cash compensation paid to our Chief Executive Officer in fiscal 2003 is reasonable in relation to amounts paid to chief executive officers with similar responsibilities at similarly situated companies.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid in cash to Align’s executive officers for fiscal 2003 did not exceed the $1 million limit per executive officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to Align’s executive officers for fiscal 2004 will exceed that limit. Align’s 2001 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and therefore will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of Align’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Align’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of the other executive officers approach the $1 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

H. Kent Bowen

Brian Dovey

David Collins

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors with respect to Align’s audited financial statements for the fiscal year ended December 31, 2003, which include the consolidated balance sheets of Align as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2003, and the notes thereto.

In accordance with the written charter adopted by the Board of Directors of Align, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Align. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP (“PwC”) as Align’s independent auditors.

Management is responsible for Align’s internal controls. Align’s independent auditors are responsible for performing an independent audit of Align’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to Align’s financial reporting, and reviews the results and scope of the audit and other services provided by Align’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and Align’s independent auditors. Management represented to the Audit Committee that Align’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Align’s independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Before selecting PwC, the Audit Committee carefully considered PwC’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters to be considered under the SEC’s rules regarding auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. In addition, the Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence. The Audit Committee of our Board of Directors has determined that the provision of services by PwC for non-audit related services is compatible with maintaining the independence of PwC as our independent auditors.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include Align’s audited consolidated financial statements in Align’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

AUDIT COMMITTEE

Greg J. Santora, Chair

H. Kent Bowen

David Collins

Brian Dovey

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending December 31, 2003 all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, except that one late Form 4 report was filed by each of Thomas M. Prescott, Eldon M. Bullington, Amir Abolfathi, Jon Fjeld, Roger E. George, Len M. Hedge, David S. Thrower, Joe Breeland, H. Kent Bowen, Kelsey Wirth, Joseph Lacob and Brian Dovey in May 2003 to report stock options granted on April 23, 2003.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions With Management and Others

(i)  Zia Chishti Transition, Consulting and Separation Agreement

Zia Chishti resigned as our Chief Executive Officer in March 2002. In connection with a Transition, Consulting and Separation Agreement entered into between Mr. Chishti and Align, Mr. Chishti is required to provide us with consulting services for up to four years from his resignation. As consideration for his services, Mr. Chishti receives a monthly retainer of $25,000 for the first two years of his consulting arrangement, and $16,667 per month for the second two years of his consulting arrangement, plus health insurance coverage at the same level he received while an officer for as long as he remains eligible for such coverage. Until fully vested, Mr. Chishti’s outstanding options for an aggregate of 300,000 shares of our Common Stock will continue to vest for as long as Mr. Chishti remains a consultant. Mr. Chishti resigned from our Board of Directors in March 2003. Mr. Chishti’s resignation from the Board of Directors does not affect his or our rights or obligations under the Transition, Consulting and Separation Agreement and Mr. Chishti will continue to vest in his options so long as he remains a consultant.

(ii)  Indemnification Agreements With Officers and Directors

We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers and directors.

Indebtedness of Management

At the beginning of 2003, we had full-recourse promissory notes outstanding with Zia Chishti, Len M. Hedge and Amir Abolfathi. On June 27, 2003, Mr. Hedge repaid his outstanding promissory note with us in full. At the time of repayment, there was $224,489.40 outstanding under this note. On May 8, 2003, Mr. Abolfathi repaid his outstanding promissory note in full. At the time of repayment, there was $182,763.11 outstanding under this note. On September 12, 2003, Mr. Chishti repaid his outstanding promissory note in full. At the time of repayment, there was $201,541.85 outstanding under this note. We have no additional indebtedness outstanding with any other executive officer.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our Common Stock with that of the NASDAQ Stock Market US Index, a broad market index published by the National Association of Securities Dealers, Inc., and the Medical Appliances and Equipment Group Index compiled by Media General Financial Services. The comparison for each of the periods assumes that $100 was invested on January 26, 2001 in our Common Stock, the stocks included in the NASDAQ Stock Market US Index and the stocks included the Medical Appliances and Equipment Group Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

OTHER MATTERS

We know of no other matters to be submitted at the 2004 Annual Meeting of Stockholders. If any other matters properly come before the 2004 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the 2004 Annual Meeting of Stockholders, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

ALIGN TECHNOLOGY, INC.

Dated: March 24, 2004

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ALIGN TECHNOLOGY, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Align Technology, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 2004, and hereby appoints Thomas M. Prescott and Eldon M. Bullington or either of them acting in the absence of the other, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Align Technology, Inc. to be held on Wednesday, May 19, 2004 at 9:30 am Pacific Daylight Time at Align Technology, Inc.’s executive offices located at 881 Martin Avenue, Santa Clara, California 95050 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock of Align Technology, Inc. on all matters to be considered at the meeting which the undersigned would be entitled to vote if then and there personally present.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR”: (1) EACH OF THE LISTED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED IN PROPOSAL ONE; (2) THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR AS SET FORTH IN PROPOSAL TWO AND (3) AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

FOLD AND DETACH HERE

ALIGN TECHNOLOGY, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 & 2.

1.	ELECTION OF DIRECTORS.

Nominees: (01)  H. Kent Bowen  (02)  David E. Collins

(03) Brian Dovey  (04) Joseph Lacob

(05) Thomas M. Prescott  (06) Greg J. Santora

(07) Kelsey Wirth  (08) C. Raymond Larkin, Jr

FOR ALL NOMINEES	WITHHOLD FROM ALL NOMINEES (except as indicated otherwise below)
☐	☐

☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above).

2.	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS: Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Align Technology, Inc.’s independent auditors for the fiscal year ending December 31, 2004

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Upon such other matters as may properly come before or incidental to the conduct of the Annual Meeting of Stockholders, the proxies shall vote in such manner as they determine to be in the best interests of Align Technology, Inc. Align Technology, Inc. is not presently aware of any such matters to be presented for action at the meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

After you have marked and dated this proxy, please sign exactly as your name appears on this card and return this card promptly in the enclosed envelope. If the shares being voted are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature:                                                                                                                                                                           Date: ________

Signature:                                                                                                                                                                           Date: ________

FOLD AND DETACH HERE